Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2016 Results

Fourth Quarter Revenues of $87.8 million, up 34.8% from comparable prior year period

Fourth Quarter GAAP Net Income of $8.6 million, or $0.15 per diluted share, up 67.4% from comparable prior year period

Fourth Quarter Adjusted EBITDA of $20.7 million, up 97.4% from comparable prior year period

Fourth Quarter non-GAAP Net Income of $10.8 million, or $0.18 per diluted share

Full Year 2016 Revenues of $329.1 million, up 46.5% from comparable prior year period

Full Year 2016 GAAP Net Income of $43.8 million, or $0.74 per diluted share, up 109.3% from comparable prior year period

Full Year 2016 Adjusted EBITDA of $94.5 million, up 96.5% from comparable prior year period

Full Year 2016 non-GAAP Net Income of $51.6 million, or $0.87 per diluted share

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and full year ended December 31, 2016.

Paycom also announced that its Board of Directors amended and extended the existing stock repurchase plan, such that an additional $50.0 million is available for repurchases through January 2019.

“This year we further elevated our visibility within the marketplace, improved our client reach and continued to empower businesses nationwide with our powerful, yet intuitive human capital management software solution,” said Chad Richison, Paycom’s founder and CEO. “With impressive annual revenue growth of 46.5 percent, we bolstered our market share and now serve over 17,800 clients from coast to coast. We also returned value to our stockholders by repurchasing $50 million of common stock, which speaks to the power of our cash-generative business model. As we enter our 20th year of leading organizations in their search for best-in-class HR and payroll solutions, we will continue to provide outstanding levels of customer service and to innovate our technology through our investments in research and development.”

Financial Highlights for the Fourth Quarter of 2016

Total Revenues of $87.8 million represented a 34.8% increase compared to total revenues of $65.1 million in the same period last year. Recurring revenues of $86.3 million increased 35.7% from the comparable prior year period, and constituted 98.3% of total revenues.

GAAP Net Income was $8.6 million, or $0.15 per diluted share, compared to GAAP net income of $5.2 million, or $0.09 per diluted share, in the same period last year.

Adjusted EBITDA1 was $20.7 million, compared to $10.5 million in the same period last year.

Non-GAAP Net Income1 was $10.8 million, or $0.18 per diluted share, compared to $6.0 million, or $0.10 per diluted share, in the same period last year.

Cash and Cash Equivalents were $60.2 million as of December 31, 2016.

Total Debt was $29.8 million as of December 31, 2016. This debt consisted solely of debt on our corporate headquarters.

Financial Highlights for the Full Year 2016

Total Revenues of $329.1 million represented a 46.5% increase compared to total revenues of $224.7 million in the same period last year. Recurring revenues of $323.5 million increased 47.1% from the comparable prior year period, and constituted 98.3% of total revenues.

GAAP Net Income was $43.8 million, or $0.74 per diluted share, compared to GAAP net income of $20.9 million, or $0.36 per diluted share, in the same period last year.

Adjusted EBITDA1 was $94.5 million, compared to $48.1 million in the same period last year.

Non-GAAP Net Income1 was $51.6 million, or $0.87 per diluted share, compared to $23.4 million, or $0.40 per diluted share, in the same period last year.

[1]	Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these non-GAAP financial measures.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2017 and the year ending December 31, 2017:

Quarter Ending March 31, 2017

Total Revenues in the range of $114.5 million to $116.5 million.

Adjusted EBITDA in the range of $42.0 million to $44.0 million.

Year Ending December 31, 2017

Total Revenues in the range of $422.0 million to $424.0 million.

Adjusted EBITDA in the range of $113.0 million to $115.0 million.

We have not reconciled the Adjusted EBITDA ranges for the quarter ending March 31, 2017 or the year ending December 31, 2017 to net income because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, a reconciliation of these Adjusted EBITDA ranges to net income is not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we consider and have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA and non-GAAP net income. Management uses Adjusted EBITDA and non-GAAP net income as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define: (i) Adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations; and (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations, each of which is adjusted for the effect of income taxes. Adjusted EBITDA and non-GAAP net income are metrics that provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, Adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

Adjusted EBITDA and non-GAAP net income are not measures of financial performance under GAAP and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA and non-GAAP net income have limitations as analytical tools, and when assessing our operating performance, you should not consider Adjusted EBITDA or non-GAAP net income in isolation, or as a substitute for net income or other consolidated statements of income data prepared in accordance with GAAP. Adjusted EBITDA and non-GAAP net income may not be comparable to similar titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 8, 2017, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (877) 201-0168 (domestic) or (647) 788-4901 (international) and enter conference ID 49228624. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until February 15, 2017. The replay passcode is 49228624.

About Paycom

As a leader in payroll and HR technology, Oklahoma City-based Paycom redefines the human capital management industry by allowing companies to effectively navigate a rapidly changing business environment. Its cloud-based software is based on a core system of record maintained in a single database for all human capital management functions, providing the functionality that businesses need to manage the complete employment lifecycle, from recruitment to retirement. Paycom has the ability to serve businesses of all sizes and in every industry. As one of the leading human capital management providers, Paycom serves clients in all 50 states from sales offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that look to future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications, including Enhanced ACA; the impact of future regulatory, judicial, or legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our ability to create additional jobs at our corporate headquarters; our ability to expand our corporate headquarters within an expected timeframe; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development; our expected income tax rate for future periods; and our plans to purchase shares of our common stock through a stock repurchase plan. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “expect,” “may,” “might,” “plan,” “possible,” “potential,” “project,” “should,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results may differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and our Annual Report on Form 10-K for the year ended December 31, 2015. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable securities laws.

Paycom Software, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(unaudited)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$60,158	$50,714
Accounts receivable	1,339	2,354
Prepaid expenses	4,475	3,531
Inventory	675	1,093
Income tax receivable	692	6,743

Current assets before funds held for clients	67,339	64,435
Funds held for clients	858,244	696,703

Total current assets	925,583	761,138
Property and equipment, net	96,848	58,858
Deposits and other assets	1,215	1,286
Goodwill	51,889	51,889
Intangible assets, net	1,871	3,484
Deferred income tax assets, net	1,207	—

Total assets	$1,078,613	$876,655

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,737	$4,899
Accrued commissions and bonuses	8,003	8,687
Accrued payroll and vacation	4,769	2,898
Deferred revenue	5,230	3,726
Current portion of long-term debt	1,113	886
Accrued expenses and other current liabilities	17,798	9,735

Current liabilities before client funds obligation	40,650	30,831
Client funds obligation	858,244	696,703

Total current liabilities	898,894	727,534

Deferred income tax liabilities, net	—	641
Long-term deferred revenue	34,481	25,310
Net long-term debt, less current portion	28,711	24,856

Total long-term liabilities	63,192	50,807

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000,000 shares authorized, 58,453,283 and 57,119,873 shares issued at December 31, 2016 and 2015, respectively; 57,331,022 and 57,119,873 shares outstanding at December 31, 2016 and 2015, respectively)	585	571
Additional paid in capital	95,452	71,135
Retained earnings	70,448	26,608
Treasury stock, at cost (1,122,261 and 0 shares at December 31, 2016 and 2015, respectively)	(49,958)	—

Total stockholders’ equity	116,527	98,314

Total liabilities and stockholders’ equity	$1,078,613	$876,655

Paycom Software, Inc.

Consolidated Statements of Income

(in thousands, except per share and share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenues
Recurring	$86,295	$63,583	$323,548	$219,987
Implementation and other	1,515	1,535	5,593	4,666

Total revenues	87,810	65,118	329,141	224,653

Cost of revenues
Operating expenses	13,777	9,221	48,268	31,790
Depreciation and amortization	1,705	1,041	5,798	3,683

Total cost of revenues	15,482	10,262	54,066	35,473

Administrative expenses
Sales and marketing	36,556	30,810	119,258	92,554
Research and development	6,672	2,504	20,966	8,627
General and administrative	14,163	13,750	69,046	47,826
Depreciation and amortization	2,256	1,558	7,834	5,738

Total administrative expenses	59,647	48,622	217,104	154,745

Total operating expenses	75,129	58,884	271,170	190,218

Operating income	12,681	6,234	57,971	34,435
Interest expense	(303)	(360)	(1,036)	(1,427)
Other income, net	371	367	308	517

Income before income taxes	12,749	6,241	57,243	33,525
Provision for income taxes	4,116	1,084	13,403	12,580

Net income	$8,633	$5,157	$43,840	$20,945

Earnings per share, basic	$0.15	$0.09	$0.76	$0.37
Earnings per share, diluted	$0.15	$0.09	$0.74	$0.36
Weighted average shares outstanding:
Basic	57,652,531	57,109,987	57,550,204	56,495,170
Diluted	58,882,966	58,365,587	58,968,099	57,919,700

Paycom Software, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$43,840	$20,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,632	9,421
(Gain)/loss on disposition of property and equipment	(64)	15
Amortization of debt issuance costs	124	157
Stock-based compensation expense	22,471	3,219
Deferred income taxes, net	(1,848)	(1,021)
Changes in operating assets and liabilities:
Accounts receivable	1,015	440
Prepaid expenses	(944)	(1,579)
Inventory	418	(224)
Deposits and other assets	71	(810)
Accounts payable	(1,571)	(431)
Income taxes, net	6,051	(5,808)
Accrued commissions and bonuses	(684)	3,607
Accrued payroll and vacation	1,871	1,316
Deferred revenue	10,675	9,699
Accrued expenses and other current liabilities	3,896	4,026

Net cash provided by operating activities	98,953	42,972

Cash flows from investing activities:
Increase in funds held for clients	(161,541)	(36,146)
Decrease in restricted cash	—	371
Purchases of property and equipment	(43,805)	(16,549)
Proceeds from sale of property and equipment	295	—

Net cash used in investing activities	(205,051)	(52,324)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	5,000	—
Repurchases of common stock	(35,561)	—
Withholding taxes paid related to net share settlements	(14,396)	—
Principal payments on long-term debt	(964)	(1,118)
Increase in client funds obligation	161,541	36,146
Payment of debt issuance costs	(78)	(106)

Net cash provided by financing activities	115,542	34,922

Net increase in cash and cash equivalents	9,444	25,570
Cash and cash equivalents
Beginning of year	50,714	25,144

End of year	$60,158	$50,714

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$938	$1,271
Cash paid for income taxes	$9,323	$19,205

Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$4,651	$1,613
Stock-based compensation for capitalized software	$1,784	$220

Paycom Software, Inc.

Reconciliations of GAAP to non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income to Adjusted EBITDA:
Net income	$8,633	$5,157	$43,840	$20,945
Interest expense	303	360	1,036	1,427
Provision for income taxes	4,116	1,084	13,403	12,580
Depreciation and amortization expense	3,961	2,599	13,632	9,421

EBITDA	17,013	9,200	71,911	44,373
Non-cash stock-based compensation expense	3,689	1,289	22,546	3,010
Transaction expenses	—	—	—	685

Adjusted EBITDA	$20,702	$10,489	$94,457	$48,068

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income to non-GAAP net income:
Net income	$8,633	$5,157	$43,840	$20,945
Non-cash stock-based compensation expense	3,689	1,289	22,546	3,010
Transaction expenses	—	—	—	685
Income tax effect on non-GAAP adjustments	(1,556)	(412)	(14,790)	(1,191)

Non-GAAP net income	$10,766	$6,034	$51,596	$23,449

Earnings per share, basic	$0.15	$0.09	$0.76	$0.37
Earnings per share, diluted	$0.15	$0.09	$0.74	$0.36
Non-GAAP net income per share, basic	$0.19	$0.11	$0.90	$0.42
Non-GAAP net income per share, diluted	$0.18	$0.10	$0.87	$0.40
Weighted average shares outstanding:
Basic	57,652,531	57,109,987	57,550,204	56,495,170
Diluted	58,882,966	58,365,587	58,968,099	57,919,700

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$0.15	$0.09	$0.76	$0.37
Non-cash stock-based compensation expense	0.06	0.03	0.39	0.06
Transaction expenses	—	—	—	0.01
Income tax effect on non-GAAP adjustments	(0.02)	(0.01)	(0.25)	(0.02)

Non-GAAP net income per share, basic	$0.19	$0.11	$0.90	$0.42

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$0.15	$0.09	$0.74	$0.36
Non-cash stock-based compensation expense	0.06	0.02	0.38	0.05
Transaction expenses	—	—	—	0.01
Income tax effect on non-GAAP adjustments	(0.03)	(0.01)	(0.25)	(0.02)

Non-GAAP net income per share, diluted	$0.18	$0.10	$0.87	$0.40

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted gross profit:
Total revenues	$87,810	$65,118	$329,141	$224,653
Less: Total cost of revenues	(15,482)	(10,262)	(54,066)	(35,473)

Total gross profit	72,328	54,856	275,075	189,180
Plus: Non-cash stock-based compensation expense	492	115	2,217	235

Total adjusted gross profit	$72,820	$54,971	$277,292	$189,415
Total gross profit %	82.4%	84.2%	83.6%	84.2%
Total adjusted gross profit %	82.9%	84.4%	84.2%	84.3%

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted sales and marketing expenses:
Sales and marketing expenses	$36,556	$30,810	$119,258	$92,554
Less: Non-cash stock-based compensation expense	(933)	(277)	(3,656)	(559)

Total adjusted sales and marketing expenses	$35,623	$30,533	$115,602	$91,995

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted administrative expenses:
Administrative expenses	$59,647	$48,622	$217,104	$154,745
Less: Transaction expenses	—	—	—	(685)
Less: Non-cash stock-based compensation expense	(3,197)	(1,174)	(20,329)	(2,775)

Total adjusted administrative expenses	$56,450	$47,448	$196,775	$151,285

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Adjusted research and development expenses:
Research and development expenses	$6,672	$2,504	$20,966	$8,627
Less: Non-cash stock-based compensation expense	(160)	31	(836)	(104)

Total adjusted research and development expenses	$6,512	$2,535	$20,130	$8,523

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Total research and development costs:
Capitalized research and development costs	$2,212	$1,584	$8,817	$4,317
Research and development expenses	6,672	2,504	20,966	8,627

Total research and development costs	$8,884	$4,088	$29,783	$12,944

Total revenues	$87,810	$65,118	$329,141	$224,653
Total research and development costs as a % of total revenues	10.1%	6.3%	9.0%	5.8%

Total adjusted research and development costs:
Total research and development costs	$8,884	$4,088	$29,783	$12,944
Less: Capitalized non-cash stock-based compensation	(350)	(190)	(1,784)	(220)
Less: Non-cash stock-based compensation expense	(160)	31	(836)	(104)

Total adjusted research and development costs	$8,374	$3,929	$27,163	$12,620

Total revenues	$87,810	$65,118	$329,141	$224,653
Total adjusted research and development costs as a % of total revenues	9.5%	6.0%	8.3%	5.6%

Paycom Software, Inc.

Breakout of Non-Cash Stock-Based Compensation Expense

(in thousands)

(unaudited)

	Three months ended		Year Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Non-cash stock-based compensation expense:
Operating expenses	$492	$115	$2,217	$235
Sales and marketing	933	277	3,656	559
Research and development	160	(31)	836	104
General and administrative	2,104	928	15,837	2,112

Total non-cash stock-based compensation expense	$3,689	$1,289	$22,546	$3,010

Contacts

Paycom Software, Inc.

Media Contact:

Kathy Oden-Hall, 800-580-4505

CMO

media@paycom.com

or

Investor Relations Contact:

David Niederman, 855-603-1620

investors@paycom.com

Source: Paycom Software, Inc.